UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2011

AFFYMETRIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway Santa Clara, California 95051
(Address of Principal Executive Offices) (Zip Code)

(408) 731-5000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other events.

On December 29, 2011, the Company received notice that Tang Capital Partners, LP, a holder of the Company's 3.50% Senior Convertible Notes Due 2038 (the "Notes"), had commenced class action litigation against the Company in the Superior Court of California, County of Santa Clara.  The complaint alleges a variety of claims relating to the Company's previously announced proposed acquisition of eBioscience Holding Company, Inc., including that the acquisition would constitute a Fundamental Change under the indenture governing the Notes.  The complaint seeks unspecified damages, temporary and permanent injunctive relief against completion of the eBioscience acquisition, and other remedies.

The Company believes that the complaint is without merit.  As previously disclosed, the Company is working towards closing the acquisition in January 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.
(Registrant)

Date: December 30, 2011	By:	/s/ Frank Whitney
Frank Witney
President and Chief Executive Officer